Exhibit 3

                               CERTIFICATE OF AMENDMENT
                                      OF THE
                              ARTICLES OF INCORPORATION
                                        OF
                          MODERNGROOVE ENTERTAINMENT, INC.

(Pursuant to NRS78.385 and 78.390 - After Issuance of Stock)

      We the undersigned do hereby certify that:

      1. Moderngroove Entertainment Inc. (the "Company") is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on August 6, 1998 and the Articles of Incorporation were amended on December 18, 2000, file number: #18721-1998.

      2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE V1 and replacing it in its entirety with the following amendment:

      "ARTICLE 6:  Authorized Shares: "Capitalization. (A)

      Common Stock. The Corporation shall have the authority to issue 500,000,000 shares of Common Stock having a par value of $0.001. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid Common Stock of this Corporation shall not be liable for further call or assessment. The authorized common shares shall be issued at the discretion of the Directors. The Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock at a par value of $0.001."

      3. This amendment to the Articles of Incorporation has been duly adopted in accordance with General Corporation Law of the State of Nevada.

      4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: 30,650,700; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      5. The number of shares voted for such amendments was 24,400,000 (80%) and the number voted against such amendment was 0 (0%).

      The undersigned has signed these Articles on October 28, 2002.

                                       /s/ Arthur W. Skagen
                                       ---------------------------------------
                                           Arthur W. Skagen
                                           President & Secretary

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